UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010 (March 12, 2010)

LYNX ACQUISITON, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52088	26-0133326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Sands Brothers Venture Capital LLC 15 Valley Drive Greenwich, CT	06831
(Address of principal executive offices)	(Zip Code)

(203) 661 – 7500
(Registrant’s telephone number, including area code)
None
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 13, 2008, Lynx Acquisition, Inc. (the “Company”) issued four promissory notes, bearing eight and one quarter percent (8.25%) interest annually, in the principal amounts of $4,375, $8,750, $17,500, and $4,375 to Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital II LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC (the “March 2008 Notes”).  The March 2008 Notes and all accrued interest were due to mature on March 13, 2010 if the Company did not complete a transaction pursuant to which the Company completes a merger transaction or similar transaction.

On March 12, 2010, pursuant to the terms and conditions of amended and restated notes in the form attached hereto as Exhibit 4.1, the Company amended and restated the March 2008 Notes to extend the maturity date from March 13, 2010 to December 31, 2010 in the event the Company does not complete a merger transaction or similar transaction and to increase the interest rate to twelve percent (12%) annually.  The noteholders, principal amounts and other terms and conditions of the A&R Notes remain identical to the terms and condition of the March 2008 Notes.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits: The following exhibits are filed as part of this report:

Exhibit
Number	Description

4.1	Form of Amended and Restated Promissory Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYNX ACQUISITION, INC.

Date: March 18, 2010	/s/	Scott Baily
Scott Baily
President